UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/18/2008

JMP Group Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-33448

Delaware	20-1450327
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

600 Montgomery Street, Suite 1100
San Francisco, CA 94111
(Address of principal executive offices, including zip code)

415-835-8900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.    Completion of Acquisition or Disposition of Assets

Effective January 18, 2008, JMP Group and certain of its affiliates completed the previously announced acquisition of 1,000,000 shares of Series A Cumulative Redeemable Preferred Stock of New York Mortgage Trust, Inc. pursuant to the Stock Purchase Agreement, dated November 30, 2007 (the "Purchase Agreement") for an aggregate purchase price of $20 million.

The material terms of the transaction, as set forth in the Purchase Agreement, were previously disclosed in JMP Group’s Form 8-K filed with the Securities and Exchange Commission on December 6, 2007, which is incorporated herein by reference.

The description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the terms of the Purchase Agreement filed as Exhibit 2.1 hereto, and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K was required to be filed.

(b) Pro forma financial information.

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K was required to be filed.

(c) Shell company transactions.

Not applicable.

(d) Exhibits.

2.1 Stock Purchase Agreement dated November 30, 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMP Group Inc.

Date: January 25, 2008	By:	/s/ Thomas B. Kilian
Thomas B. Kilian
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-2.1	Stock Purchase Agreement dated November 30, 2007.